UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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☒	Soliciting Material Pursuant to §240.14a-12

RIGGS NATIONAL CORPORATION

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Filed by: Riggs National Corporation
Pursuant to Rule 14a-12
under the Securities Exchange Act of 1934
Subject Company: Riggs National Corporation
Commission File No. 0-9756

On September 24, 2004, Riggs National Corporation disseminated the following material to its employees.

RIGGS MERGER WITH PNC IS A WIN FOR
CUSTOMERS

Our Priorities Are to Meet Regulatory Obligations, Grow the Business and Ensure a Successful Integration

     The anticipated Riggs-PNC merger is a winning proposition for Riggs customers, who will continue to benefit from all that Riggs has had to offer, plus much more.

     “This combination is highly attractive to us,” said Riggs Bank President and CEO Larry Hebert. “The integrated company will provide our customers with seamless service and access to a wider scope of products and services while maintaining the long and valued traditions of the Riggs franchise.”
     “This acquisition is an important step forward in our plan to grow PNC,” said PNC Chairman and CEO Jim Rohr. “Riggs’ strong banking franchise gives us an excellent platform on which to build in the extremely appealing metropolitan Washington marketplace. We believe Riggs’ customers will be well served by our comprehensive product offerings, and we believe we will win an increasing share of the region’s financial services business.”
     To enable PNC to build on the strong consumer banking position Riggs already holds in the region, it’s important that the Riggs team remain focused on growing our core businesses, according to Riggs Integration Manager Mark Hendrix. “We need to continue to provide superior customer service and keep up the sales momentum.”
     In addition to focusing on acquiring and retaining customers, our priorities are to fulfill our regulatory obligations and ensure a successful integration of the two companies, Mark points out. “We’ve got a tremendous balancing act to play, but it’s important that we concentrate on the business at hand, while also working closely with PNC on all of the initiatives required for the merger to take place.”
     The integration process will take a number of months. While the conversion itself is scheduled for the first quarter of 2005, a number of important milestones need to be met before then, including first and foremost, the granting of legal, regulatory and shareholder approvals. In the meantime, we will continue to update employees on the merger process and other key information.
     Teams from PNC and Riggs have already begun meeting to plan for the transition. Activities underway include defining the business models, products and organizational structure of the combined company; identifying conversion strategies; and analyzing Riggs facilities and infrastructure for current purpose and future use.
     As Jim Rohr wrote in a letter to Riggs employees, “This spirit of cooperation has enabled us to successfully complete many mergers. We have found that by working together, we can minimize disruptions during the transition and maximize the benefits for the customer over the long term.”

A LOOK AT PNC

     With headquarters in Pittsburgh, PNC is a $74 billion diversified financial services company offering retail and wholesale banking, asset management and transaction processing services. PNC has more than 23,000 employees.
     PNC Bank, a subsidiary of the holding company, has more than 770 branch offices in a primary five-state region that encompasses New Jersey, Pennsylvania, Delaware, Ohio and Kentucky. The bank’s distribution system includes over 3,600 ATMs, an award-winning call center, online banking and a commitment to exceptional customer service.

Commitment to Four Constituencies

     PNC is committed to its four constituencies:
•	Shareholders – PNC is focused on growth and on achieving solid financial results. Last year, the company earned $1 billion, grew its customer base in every business, acquired a $3 billion bank (United Bancorp of New Jersey) and continued to invest significantly in its business.
•	Employees – Employee satisfaction is at or nearing an all-time high at PNC, due to a focus on seven core values and a culture that empowers employees to achieve at the highest levels and that recognizes them for their performance.
•	Customers – PNC is a client-centric organization that is focused on creating a differentiated customer experience. Through a combination of its people, culture, knowledge, technology and convenience, PNC is known by its customers as a trusted partner that provides solutions to help customers achieve their goals with ease.
•	Community – Both PNC and its employees have a long history of giving back to the communities they serve. Over the past three years, PNC employees have volunteered one million hours to numerous community causes. To build on this tradition, earlier this year the company launched “Grow Up Great,” a 10-year, $100 million investment to prepare young children from birth to age five, for school and life.

Forward Looking Information and Additional Information About Riggs and PNC. “Inside Riggs” may contain forward-looking statements regarding our outlook or expectations for future financial or business performance or the impact of legal, regulatory or supervisory matters at Riggs and/or PNC. Forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time and speak only as of the date they are made. We do not assume any duty and do not undertake to update any forward-looking statements. Actual results or future events could differ, possibly materially, from those that we anticipated in our forward-looking statements, and future results could differ materially from our historical performance. PNC and Riggs have filed a proxy statement/prospectus and other relevant documents concerning the merger with the Securities and Exchange Commission. We urge investors to read the proxy statement/prospectus and any other documents filed with the SEC in connection with the merger or incorporated by reference in the proxy statement/prospectus, because they will contain important information. Investors may obtain these documents free of charge at the SEC’s web site (www.SEC.gov). In addition, documents filed with the SEC by Riggs are available free of charge from www.RiggsBank.com. The directors, executive officers and certain other members of Riggs management may be soliciting proxies in favor of the merger from its shareholders. For information about these directors, executive officers and members of management, shareholders are asked to refer to Riggs’s most recent annual meeting proxy statement which is available on Riggs’s website.

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